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Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-187994

Information contained in this preliminary prospectus supplement is subject to completion or amendment. This preliminary prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

PROSPECTUS SUPPLEMENT (Subject to Completion)

(To Prospectus dated April 18, 2013)
Issued May 28, 2014

ITC Holdings Corp.

$                          % NOTES DUE                    , 2024

        We are offering $            of our        % notes due 2024 (the "notes"). The notes will bear interest at a rate of        % per annum and will mature on                        , 2024. We will pay interest semi-annually on the notes in arrears on            and            of each year, beginning                         , 201  .

        We may redeem the notes at our option, in whole at any time or in part from time to time, at the redemption prices described beginning on page S-13. The notes are our direct, senior unsecured obligations and will rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. There is no sinking fund for the notes.

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.

        Investing in the notes involves risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2013.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to us (before expenses)(1)

Per note	%	%	%

Total	$	$	$

(1)
Plus accrued interest, if any, from                        , 2014, if settlement occurs after that date.

        Neither the Securities and Exchange Commission (the "Commission") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the notes on or about                        , 2014, only in book-entry form through the facilities of The Depository Trust Company (the "DTC") for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear system, and Clearstream Banking S.A.

Joint Book-Running Managers

Barclays	Credit Suisse	J.P. Morgan	Morgan Stanley
Deutsche Bank Securities		Wells Fargo Securities

Co-Manager

Comerica Securities

                        , 2014.

        We have not, and the underwriters have not, authorized anyone to provide you with any additional information or any information that is different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus provided in connection with this offering. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus may be used only where it is legal to sell these securities. The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date on the cover of the respective document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not apply to this offering of the notes. If the description of this offering of the notes in the accompanying prospectus is different from the description in this prospectus supplement, you should rely on the information contained in this prospectus supplement.

        You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, the additional information described under "Where You Can Find More Information" and "Information Incorporated by Reference" in this prospectus supplement and any free writing prospectus provided in connection with this offering before deciding whether to invest in the notes offered by this prospectus supplement.

        You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus provided in connection with this offering to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

        The securities are being offered only for sale in jurisdictions where it is lawful to make such offers. Offers and sales of the securities in the European Union and the United Kingdom are subject to restrictions, the details of which are set out in the section entitled "Underwriting (Conflicts of Interest)." The distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus provided in connection with this offering and the offering of the securities in other jurisdictions may also be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus or any free writing prospectus provided in connection with this offering do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See "Underwriting (Conflicts of Interest)."

        Unless otherwise noted or the context requires, all references in this prospectus supplement to:

  •
  "ITC Great Plains" are references to ITC Great Plains, LLC, a wholly-owned subsidiary of ITC Grid Development, LLC;

  •
  "ITC Grid Development" are references to ITC Grid Development, LLC, a wholly-owned subsidiary of ITC Holdings;

  •
  "ITC Holdings" are references to ITC Holdings Corp. and not to any of its subsidiaries;

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  "ITC Midwest" are references to ITC Midwest LLC, a wholly-owned subsidiary of ITC Holdings;

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  "ITCTransmission" are references to International Transmission Company, a wholly-owned subsidiary of ITC Holdings;

  •
  "METC" are references to Michigan Electric Transmission Company, LLC, a wholly-owned subsidiary of MTH;

S-ii

  •
  "MISO" are references to the Midcontinent Independent System Operator, Inc. (formerly known as Midwest Independent Transmission System Operator, Inc.), a FERC-approved regional transmission organization which oversees the operation of the bulk power transmission system for a substantial portion of the Midwestern United States and Manitoba, Canada, and of which ITCTransmission, METC and ITC Midwest are members;

  •
  "MISO Regulated Operating Subsidiaries" are references to ITCTransmission, METC and ITC Midwest together;

  •
  "MTH" are references to Michigan Transco Holdings, LLC, the sole member of METC and an indirect wholly-owned subsidiary of ITC Holdings;

  •
  "Regulated Operating Subsidiaries" are references to ITCTransmission, METC, ITC Midwest and ITC Great Plains together; and

  •
  "We," "our" and "us" are references to ITC Holdings together with all of its subsidiaries.

S-iii

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendments to those reports or proxy statements filed or furnished pursuant to section 13(a), 14 or 15(d) of the Exchange Act are available to the public through the Commission's Internet site at http://www.sec.gov and free of charge through our website at http://www.itc-holdings.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website, however, is not and should not be deemed a part of this prospectus supplement. You may also read and copy any document we file with the Commission at its public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed on the New York Stock Exchange (the "NYSE"). You may inspect reports and other information concerning us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

S-iv

 FORWARD-LOOKING INFORMATION

        This prospectus supplement and the accompanying prospectus include and incorporate by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. We intend that those statements be covered by the safe harbors created under those laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this prospectus supplement and the accompanying prospectus, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and "forecasts" or future or conditional verbs, such as "will," "should," "could" or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described herein and in our periodic filings with the Commission (including those described under "Information Incorporated by Reference"). All forward-looking statements, including, without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will be achieved. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the accompanying prospectus. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those suggested by our forward-looking statements are set forth in our reports incorporated by reference into this prospectus supplement and the accompanying prospectus, and include, among other things:

  •
  Certain elements of our Regulated Operating Subsidiaries' formula rates can be and have been challenged, which could result in lowered rates and/or refunds of amounts previously collected and thus have an adverse effect on our business, financial condition, results of operations and cash flows. We have also made certain commitments to federal and state regulators with respect to, among other things, our rates in connection with acquisitions that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

  •
  Our Regulated Operating Subsidiaries' actual capital expenditures may be lower than planned, which would decrease rate base and therefore our revenues and earnings compared to our current expectations. In addition, we expect to invest in strategic development opportunities to improve the efficiency and reliability of the transmission grid, but we cannot assure you that we will be able to initiate or complete any of these investments.

  •
  The regulations to which we are subject may limit our ability to raise capital and/or pursue acquisitions, development opportunities or other transactions or may subject us to liabilities.

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  Changes in federal energy laws, regulations or policies could impact our business, financial condition, results of operations and cash flows.

  •
  If amounts billed for transmission service for our Regulated Operating Subsidiaries' transmission systems are lower than expected, or our actual revenue requirements are higher than expected, the timing of collection of our revenues would be delayed.

  •
  Each of our MISO Regulated Operating Subsidiaries depends on its primary customer for a substantial portion of its revenues, and any material failure by those primary customers to make payments for transmission services could have a material adverse effect on our business, financial condition, results of operations and cash flows.

S-v

  •
  A significant amount of the land on which our Regulated Operating Subsidiaries' assets are located is subject to easements, mineral rights and other similar encumbrances. As a result, our

  •
  Regulated Operating Subsidiaries must comply with the provisions of various easements, mineral rights and other similar encumbrances, which may adversely impact their ability to complete construction projects in a timely manner.

  •
  Our Regulated Operating Subsidiaries contract with third parties to provide services for certain aspects of their businesses. If any of these agreements are terminated, our Regulated Operating Subsidiaries may face a shortage of labor or replacement contractors to provide the services formerly provided by these third parties.

  •
  Hazards associated with high-voltage electricity transmission may result in suspension of our Regulated Operating Subsidiaries' operations or the imposition of civil or criminal penalties.

  •
  Our Regulated Operating Subsidiaries are subject to environmental regulations and to laws that can give rise to substantial liabilities from environmental contamination.

  •
  Our Regulated Operating Subsidiaries are subject to various regulatory requirements, including reliability standards; contract filing requirements; reporting, recordkeeping and accounting requirements; and transaction approval requirements. Violations of these requirements, whether intentional or unintentional, may result in penalties that, under some circumstances, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

  •
  Acts of war, terrorist attacks, cyber attacks, natural disasters, severe weather and other catastrophic events may have a material adverse effect on our business, financial condition, results of operations and cash flows.

  •
  ITC Holdings is a holding company with no operations, and unless we receive dividends or other payments from our subsidiaries, we may be unable to fulfill our cash obligations.

  •
  We have a considerable amount of debt and our reliance on debt financing may limit our ability to fulfill our debt obligations and/or to obtain additional financing.

  •
  Certain provisions in our debt instruments limit our financial and operating flexibility.

  •
  Adverse changes in our credit ratings may negatively affect us.

  •
  Provisions in our Articles of Incorporation and bylaws, Michigan corporate law and our debt agreements may impede efforts by our shareholders to change the direction or management of our company.

  •
  Provisions in our Articles of Incorporation restrict market participants from voting or owning 5% or more of the outstanding shares of our capital stock.

  •
  Other risk factors discussed herein and listed from time to time in our public filings with the Commission.

        Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus supplement and the accompanying prospectus will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially.

        Except as required by law, we undertake no obligation to publicly update any forward-looking or other statements, whether as a result of new information, future events, or otherwise.

S-vi

 SUMMARY

        You should read the following summary together with the entire prospectus supplement and accompanying prospectus and the documents incorporated by reference, including our consolidated financial statements and related notes. You should carefully consider, among other things, the matters discussed in "Risk Factors" in this prospectus supplement and in the documents incorporated by reference and in the other documents that we subsequently file with the Commission.

About ITC

        Our business consists primarily of the electric transmission operations of our Regulated Operating Subsidiaries. In 2002, ITC Holdings was incorporated in the State of Michigan for the purpose of acquiring ITCTransmission. ITCTransmission was originally formed in 2001 as a subsidiary of The Detroit Edison Company, an electric utility subsidiary of DTE Energy Company, and was acquired in 2003 by ITC Holdings. METC was originally formed in 2001 as a subsidiary of Consumers Energy Company, an electric and gas utility subsidiary of CMS Energy Corporation, and was acquired in 2006 by ITC Holdings. ITC Midwest was formed in 2007 by ITC Holdings to acquire the transmission assets of Interstate Power and Light Company in December 2007. ITC Great Plains was formed in 2006 by ITC Holdings and became a Federal Energy Regulatory Commission ("FERC")-jurisdictional entity in 2009 after acquiring certain electric transmission assets in Kansas. We operate high-voltage systems in Michigan's Lower Peninsula and portions of Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma that transmit electricity from generating stations to local distribution facilities connected to our systems.

        In 2011, Entergy Corporation ("Entergy") and ITC Holdings executed definitive agreements under which Entergy would divest and then merge its electric transmission business with a wholly-owned subsidiary of ITC Holdings (the "Entergy Transaction"). On December 13, 2013, ITC Holdings and Entergy mutually agreed to terminate the Entergy Transaction.

        Our business strategy is to operate, maintain and invest in transmission infrastructure in order to enhance system integrity and reliability, to reduce transmission constraints and to allow new generating resources to interconnect to our transmission systems. We also are pursuing development projects not within our existing systems, which are likewise intended to improve overall grid reliability, reduce transmission constraints and facilitate interconnections of new generating resources, as well as to enhance competitive wholesale electricity markets.

        As electric transmission utilities with rates regulated by the FERC, our Regulated Operating Subsidiaries earn revenues through tariff rates charged for the use of their electric transmission systems by our customers, which include investor-owned utilities, municipalities, cooperatives, power marketers and alternative energy suppliers. As independent transmission companies, our Regulated Operating Subsidiaries are subject to rate regulation only by the FERC. The rates charged by our Regulated Operating Subsidiaries are established using cost-based formula rate templates.

        Our principal executive offices are located at 27175 Energy Way, Novi, Michigan 48377 and our telephone number at that address is (248) 946-3000. ITC Holdings' website is located at www.itc-holdings.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus.

Tender Offer and Consent Solicitation

        Concurrently with this offering, we are conducting a cash tender offer (the "Tender Offer") for any and all of the $255.0 million outstanding aggregate principal amount of our 5.875% Senior Notes due 2016 (the "Senior Notes due 2016") and the $255.0 million outstanding aggregate principal amount of our 6.375% Senior Notes due 2036 (the "Senior Notes due 2036" and together with the Senior Notes due 2016, the "Old Notes"). The Tender Offer is scheduled to expire on May 30, 2014 (the "Expiration Date"), subject to our right to extend the Tender Offer. Concurrently with the Tender Offer, we are soliciting consents from holders of the Old Notes to proposed amendments to the indenture governing the Old Notes (the "Old Indenture"), which amendments would modify certain of the covenants applicable to the Old Notes in the Old Indenture. The consent solicitation expired on May 15, 2014 (the "Consent Deadline"). As of the Consent Deadline, the Company had received tenders from the holders of approximately $170.3 million aggregate principal amount of the Old Notes (comprised of $115,656,000 aggregate principal amount of Senior Notes due 2016 and $54,660,000 aggregate principal amount of Senior Notes due 2036), and consents (without tenders) from the holders of approximately $277.3 million aggregate principal amount of the Old Notes. Holders of the Old Notes who validly tender (and do not validly withdraw) their Old Notes in the Tender Offer will receive consideration to be determined in the manner described in the Offer to Purchase and Consent Solicitation Statement, dated May 2, 2014 (the "Offer to Purchase"). The Tender Offer is being made pursuant to a separate Offer to Purchase, and this prospectus supplement is not an offer to purchase the Old Notes. This offering is not conditioned upon the closing of the Tender Offer.

Risk Factors

        An investment in the notes involves certain risks. You should carefully consider the risks described under "Risk Factors" beginning on page S-6 of this prospectus supplement, as well as the other risk factors and other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the notes.

 The Offering

Issuer	ITC Holdings Corp.
Securities Offered	$ million aggregate principal amount of % senior notes due , 2024.
Interest Rate	The notes will bear interest at a rate of % per annum.
Interest Payment Dates	On and of each year, beginning on , 201 .
Ranking

The notes are our direct, senior unsecured obligations and will rank equally in right of payment with all of ITC Holdings' existing and future senior unsecured indebtedness, including approximately $1,574.6 million aggregate principal amount of our senior notes (assuming no additional Old Notes are tendered between the Consent Deadline and the Expiration Date), and amounts outstanding under ITC Holdings' $400.0 million revolving credit facility entered into in 2014 and $200.0 million term loan entered into in 2013.

The notes will be structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries, including trade payables and:
• $485.0 million aggregate principal amount of first mortgage bonds of ITCTransmission, and amounts outstanding under the $100.0 million ITCTransmission revolving credit facility;
• $350.0 million aggregate principal amount of senior secured notes of METC, $50.0 million METC term loan and amounts outstanding under the $100.0 million METC revolving credit facility;
• $525.0 million aggregate principal amount of first mortgage bonds of ITC Midwest, and amounts outstanding under the $250.0 million ITC Midwest revolving credit facility; and
• amounts outstanding under the $150.0 million ITC Great Plains revolving credit facility and the $100.0 million ITC Great Plains term loan.
See "Description of the Notes—Ranking."

For more information, see Note 8 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013 and Note 5 to the Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which are incorporated herein by reference.

Optional Redemption	We may redeem the notes at our option, in whole at any time or in part from time to time, at the redemption prices described under "Description of the Notes—Optional Redemption."

Certain Covenants

The terms of the Indenture restrict our ability to, among other things, create liens, engage in sale and lease-back transactions, engage in consolidations or mergers or sell substantially all of our assets. These restrictions are subject to a number of important qualifications and exceptions which are described under "Description of the Notes."

Events of Default

If an event of default occurs, the principal amount of the notes then outstanding, together with any accrued interest, may be declared immediately due and payable, except that upon the occurrence of certain bankruptcy related events of default, such principal and interest will become immediately payable without any such declaration. See "Description of the Notes."

Form and Denomination

The notes will be represented by one or more global notes issued in fully registered form that, when issued, will be registered in the name of Cede & Co., as registered owner and as nominee for DTC. Purchases and transfers of beneficial interests in the global notes will be made in book-entry form. Purchases of notes or beneficial interests in those notes may be made in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Use of Proceeds	We estimate that our net proceeds from this offering, after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us, will be approximately $ million.

The net proceeds will be used to repay borrowings under ITC Holdings' revolving credit agreement that will be used to purchase the Old Notes validly tendered (and not validly withdrawn) by the Expiration Date and pay the consent fee to holders from which the Company received consents (without tenders) by the Consent Deadline in the Tender Offer. This offering is not conditioned upon the closing of the Tender Offer. See "Summary—Tender Offer and Consent Solicitation." We intend to use any remaining proceeds for general corporate purposes, which may include the repayment of other indebtedness. See "Use of Proceeds" in this prospectus supplement.

Trustee, Registrar and Paying Agent	Wells Fargo Bank, National Association.
Governing Law	The notes and documents related to the issuance of the notes will be governed by and construed in accordance with the laws of the State of New York.
Risk Factors

See "Risk Factors" beginning on page S-6 and other information included in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in the notes.

Conflicts of Interest

Affiliates of each of the underwriters are lenders under ITC Holdings' revolving credit facility and will receive their pro rata share of the net proceeds of this offering used to repay borrowings under such revolving credit facility. Accordingly, such underwriters or their affiliates will receive more than 5% of the net proceeds of this offering, and therefore this offering will be conducted in accordance with FINRA Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

RISK FACTORS

        An investment in the notes involves certain risks. In addition to the other information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, you should carefully consider the following discussion of risks before deciding whether an investment in the notes is suitable for you. In addition, you should carefully consider the other risks, uncertainties and assumptions that are set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013, as the same may be updated from time to time by our future filings under the Exchange Act, before investing in the notes. For more information, see the section entitled "Information Incorporated by Reference" in this prospectus supplement.

Risks Relating to Our Capital Structure, Financial Leverage, the Notes and this Offering

ITC Holdings is a holding company with no operations, and unless we receive dividends or other payments from our subsidiaries, we may be unable to meet our obligations under the notes and fulfill our other cash obligations.

        As a holding company with no business operations, ITC Holdings' material assets consist primarily of the stock and membership interests in our Regulated Operating Subsidiaries and our other subsidiaries. Our only sources of cash to meet our obligations under the notes are dividends and other payments received by us from time to time from our Regulated Operating Subsidiaries and our other subsidiaries, the proceeds raised from the sale of our debt and equity securities and borrowings under our various credit agreements. Each of our Regulated Operating Subsidiaries, however, is legally distinct from us and has no obligation, contingent or otherwise, to make funds available to us to make payments on the notes or otherwise. The ability of each of our Regulated Operating Subsidiaries and our other subsidiaries to pay dividends and make other payments to us is subject to, among other things, the availability of funds, after taking into account capital expenditure requirements, the terms of its indebtedness, applicable state laws and regulations of the FERC and the Federal Power Act. Our Regulated Operating Subsidiaries target a FERC-approved capital structure of 60% equity and 40% debt that may limit the ability of our Regulated Operating Subsidiaries to use net assets for the payment of dividends to ITC Holdings.

We have a considerable amount of debt and our reliance on debt financing may limit our ability to fulfill our obligations under the notes or other debt obligations and/or to obtain additional financing.

        We have a considerable amount of debt. As of March 31, 2014, we had approximately $3,745.5 million of consolidated indebtedness on an actual basis, or $            of consolidated indebtedness as adjusted for the issuance of notes in this offering and the use of proceeds therefrom and the consummation of the tender offer (assuming no additional Old Notes are tendered between the Consent Deadline and the Expiration Date). On an actual basis, we had a total of $294.5 million in consolidated revolving credit agreement indebtedness outstanding (with unused commitments of $705.5 million), $350.0 million in consolidated term loan indebtedness outstanding and $3,101.0 million of consolidated indebtedness under our various debt securities.

        Our capital structure can have several important consequences, including, but not limited to, the following:

  •
  If future cash flows are insufficient, we may not be able to make principal or interest payments on our debt obligations, which could result in the occurrence of an event of default under one or more of those debt instruments, including the notes offered hereby.

  •
  We may need to increase our indebtedness in order to make the capital expenditures and other expenses or investments planned by us.

  •
  Our indebtedness has the general effect of reducing our flexibility to react to changing business and economic conditions insofar as they affect our financial condition. A substantial portion of the dividends and payments in lieu of taxes we receive from our Regulated Operating Subsidiaries will be dedicated to the payment of interest on our indebtedness, thereby reducing ITC Holdings' available cash.

  •
  In the event that we are liquidated, the creditors of our subsidiaries will be entitled to payment in full prior to the holders of the notes.

  •
  We currently have debt instruments outstanding with relatively short remaining maturities. Our ability to secure additional financing prior to or after these facilities mature, if needed, may be substantially restricted by the existing level of our indebtedness and the restrictions contained in our debt instruments. Additionally, the interest rates at which we might secure additional financings may be higher than our currently outstanding debt instruments or higher than forecasted at any point in time, which could adversely affect our business, financial condition, results of operations and cash flows.

  •
  Market conditions could affect our access to capital markets, restrict our ability to secure financing to make the capital expenditures and investments and pay other expenses planned by us which could adversely affect our business, financial condition, cash flows and results of operations.

        ITC Holdings and its subsidiaries may incur substantial indebtedness or issue guarantees in the future. The incurrence of additional indebtedness or issuance of guarantees would increase the leverage-related risks described in this prospectus supplement and the accompanying prospectus.

Because ITC Holdings is the sole obligor of the notes, and its subsidiaries will not guarantee ITC Holdings' obligations under the notes, the notes will be structurally subordinated to the debt and other liabilities of our subsidiaries and the assets of those subsidiaries may not be available to make payments on the notes.

        ITC Holdings has no operations of its own and its material cash inflows are only from dividends and other payments received from time to time from its Regulated Operating Subsidiaries or other subsidiaries. None of our subsidiaries will guarantee ITC Holdings' obligations under the notes. The notes are structurally subordinated to all of the debt and other liabilities of ITC Holdings' subsidiaries. As of March 31, 2014, ITC Holdings' subsidiaries had an aggregate of $1,803.5 million in debt outstanding, $1,359.0 million of which was secured by their respective assets. All of ITC Holdings' subsidiaries may incur additional debt in the future and the notes have no limitations on their ability to do so. In the event that any of ITC Holdings' subsidiaries become insolvent, liquidate, reorganize, dissolve or otherwise wind up, holders of that subsidiary's debt and its trade creditors generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to ITC Holdings. Consequently, the claims of holders of the notes will be effectively subordinated to all of the debt and other liabilities of ITC Holdings' subsidiaries, including trade payables.

The notes are not secured by our assets; consequently any future secured creditors will be entitled to remedies which would give them priority over the holders of the notes to collect amounts due to them.

        In addition to being structurally subordinated to the existing and future debt of ITC Holdings' subsidiaries, the notes will not be secured by any of our assets, which consist in material part of the capital stock of ITCTransmission, the indirect ownership interests in METC, ITC Midwest and ITC Great Plains, deferred tax assets and cash. Because the notes are our unsecured obligations, the right of repayment of the holders of the notes may be compromised relative to any future secured creditors if we enter into bankruptcy, liquidation, reorganization or other winding up proceedings or if an event of default occurs under any such future secured debt.

Certain provisions in our debt instruments limit our financial and operating flexibility.

        Debt instruments on a consolidated basis, including senior notes, secured notes, first mortgage bonds and revolving and term loan credit agreements, contain numerous financial and operating covenants that place significant restrictions on, among other things, our ability to:

  •
  incur additional indebtedness;

  •
  engage in sale and lease-back transactions;

  •
  create liens or other encumbrances;

  •
  enter into mergers, consolidations, liquidations or dissolutions, or sell or otherwise dispose of all or substantially all of our assets;

  •
  create and acquire subsidiaries; and

  •
  pay dividends or make distributions on our stock or on the stock or member capital of our subsidiaries.

        Our debt instruments also require us to meet certain financial ratios, such as maintaining certain debt to capitalization ratios. Our ability to comply with these and other requirements and restrictions may be affected by changes in economic or business conditions, results of operations or other events beyond our control. A failure to comply with the obligations contained in any of our debt instruments could result in acceleration of related debt and the acceleration of debt under other instruments evidencing indebtedness that may contain cross-acceleration or cross-default provisions.

Adverse changes in our credit ratings may negatively affect us.

        Our ability to access capital markets is important to our ability to operate our business. Increased scrutiny of the energy industry and the impact of regulation, as well as changes in our financial performance and unfavorable conditions in the capital markets could result in credit agencies reexamining our credit ratings. A downgrade in our credit ratings could restrict or discontinue our ability to access capital markets at attractive rates and increase our borrowing costs. A rating downgrade could also increase the interest we pay under our revolving and term loan credit agreements.

There is no public trading market for the notes and transferability of the notes is limited.

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they currently intend to make a market in the notes as permitted by applicable laws and regulations, but they are not obligated to do so and may discontinue any such market-making at any time without notice. We can give no assurance as to the liquidity of any market that may develop for the notes, the ability of investors to sell the notes or the price at which investors would be able to sell their notes.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges were as follows for the periods indicated in the table below:

		Year Ended December 31,
	Three Months Ended March 31, 2014
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	3.37	2.95	2.78	2.73	2.53	2.53

Our ratios of earnings to fixed charges were computed based on:

  •
  "earnings," which consist of net income before income taxes and fixed charges, excluding capitalized interest; and

  •
  "fixed charges," which consist of interest expense, including capitalized interest.

 USE OF PROCEEDS

        The net proceeds from the sale of the notes are estimated to be approximately $            , after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us.

        The net proceeds will be used to repay borrowings under ITC Holdings' revolving credit agreement that will be used to purchase the 5.875% senior notes due 2016 and 6.375% senior notes due 2036 validly tendered (and not validly withdrawn) by the Expiration Date and pay the consent fee to holders from which the Company received consents (without tenders) by the Consent Deadline in the Tender Offer, which we currently estimate to be approximately $200.0 million, assuming that no additional notes are tendered between the Consent Deadline and the Expiration Date. This offering is not conditioned upon the closing of the Tender Offer. See "Summary—Tender Offer and Consent Solicitation." The ITC Holdings' revolving credit agreement matures on March 28, 2019 with ABR loans bearing interest at the applicable margin for ABR loans, which ranges from 0.000% to 0.750% depending on the Company's ratings, plus the ABR in effect, and LIBOR loans bearing interest at the applicable margin for LIBOR loans, which ranges from 0.875% to 1.750% depending on the Company's ratings, plus the relevant LIBOR. We intend to use any remaining proceeds for general corporate purposes, which may include the repayment of other indebtedness. The net proceeds from this offering may be temporarily invested by us in interest-bearing securities prior to use.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2014 on an actual basis and on an as adjusted basis to give effect to the offering of the notes and the use of proceeds therefrom. The information set forth below is only a summary and should be read in conjunction with our condensed consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2014
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$13,970	$
Indebtedness:
Notes offered hereby	—
Other long-term indebtedness(1)	3,545,524		3,375,208
Debt maturing within one year	200,000		200,000
Total indebtedness(2)	3,745,524
Stockholders' equity:
Common stock	1,021,055		1,021,055
Retained earnings(3)	639,653		609,653
Accumulated other comprehensive income	6,483		6,483
Total equity	1,667,191		1,637,191
Total capitalization	$5,412,715	$

(1)
The as adjusted figure assumes that no additional Old Notes are tendered between the Consent Deadline and the Expiration Date and the only Old Notes purchased in the Tender Offer are the approximately $170.3 million aggregate principal amount of Old Notes validly tendered (and not validly withdrawn) by the Consent Deadline.

(2)
Our total indebtedness as of March 31, 2014 includes amounts outstanding under our revolving credit facilities of $294.5 million. Our total borrowing capacity under these facilities was $1,000.0 million as of March 31, 2014.

(3)
The as adjusted figure reflects approximately $30.0 million of consent fees and other expenses related to the Tender Offer.

 DESCRIPTION OF THE NOTES

        The following is a description of the particular terms of the notes offered pursuant to this prospectus supplement. This description supplements and, to the extent inconsistent, modifies the description of the general terms and provisions of senior debt securities set forth in the accompanying prospectus under "Description of our Debt Securities." To the extent the description in this prospectus supplement is inconsistent with the description contained in the accompanying prospectus, you should rely on the description in this prospectus supplement. The following description is qualified in its entirety by reference to the provisions of the base indenture, between us and Wells Fargo Bank, National Association, as indenture trustee, which we refer to as the indenture, including a supplemental indenture or an officers' certificate pursuant to that indenture for the notes. A form of the base indenture is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Capitalized terms used but not defined in this prospectus supplement or in the accompanying prospectus have the meanings given to them in the indenture and the Trust Indenture Act of 1939, as amended.

Certain Terms of the Notes

        We are offering $                  principal amount of the        % notes due            , 2024. Unless an earlier redemption has occurred, the entire principal amount of notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on            , 2024. The notes will bear interest at the rate of        % per annum from the date of original issuance or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually in arrears on                        and                         of each year, beginning on                        , 201    , to the persons in whose names the notes are registered at the close of business on the preceding                        and                         , each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on the notes is not a business day, the payment of the interest payable on that date will be made on the next day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the scheduled payment date.

General

        We may from time to time, without the consent of existing holders of the notes, create and issue an additional principal amount of the notes having the same terms and conditions and the same CUSIP number as the notes, in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the notes being offered hereby. The indenture does not require that we issue additional notes under the indenture. We will be free to employ other indentures, supplemental indentures or other documentation containing provisions different from those included in the indenture in connection with future issues of other notes.

        In some circumstances, we may elect to discharge our obligations under the notes through full defeasance or covenant defeasance. See "—Discharge; Defeasance" below for more information.

        We will not be required to make any mandatory redemption or sinking fund payments with respect to the notes. We may at any time and from time to time purchase notes in the open market or otherwise.

Denominations

        The notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Ranking

        The notes will be our direct, senior unsecured obligations and on an adjusted basis for the issuance of the notes in this offering and the use of proceeds therefrom and consummation of the tender offer (assuming no additional Old Notes are tendered between the Consent Deadline and the Expiration Date), will rank without preference or priority among themselves and pari passu with all of our existing and future senior unsecured indebtedness, including $50.0 million aggregate principal amount of our 6.04% Senior Notes, Series A, due September 20, 2014, approximately $139.3 million of our 5.875% Senior Notes due September 30, 2016, $50.0 million aggregate principal amount of our 6.23% Senior Notes, Series B, due September 20, 2017, $385.0 million aggregate principal amount of our 6.050% Senior Notes due January 31, 2018, $200.0 million aggregate principal amount of our 5.500% Senior Notes due January 15, 2020, $250.0 million aggregate principal amount of our 4.05% Senior Notes due July 1, 2023, approximately $200.3 million of our 6.375% Senior Notes due 2036, $300.0 million aggregate principal amount of our 5.30% Senior Notes due July 1, 2043 and amounts outstanding under our $400.0 million Revolving Credit Agreement, dated as of March 28, 2014 and our $200.0 million Term Loan Credit Agreement, dated as of December 20, 2013. Because none of our subsidiaries is guaranteeing the notes, the notes will be structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries, including trade payables and (i) ITCTransmission's $100.0 million aggregate principal amount of 6.125% First Mortgage Bonds, Series C, due March 31, 2036, $100.0 million aggregate principal amount of 5.75% First Mortgage Bonds, Series D, due April 1, 2018, $285.0 million aggregate principal amount of 4.625% First Mortgage Bonds, Series E due August 15, 2043 and amounts outstanding under its $100.0 million Revolving Credit Agreement, dated as of March 28, 2014; (ii) METC's $175.0 million aggregate principal amount of 5.75% Senior Secured Notes due December 10, 2015, $50.0 million aggregate principal amount of 6.63% Senior Secured Notes due December 18, 2014, $50.0 million aggregate principal amount of 5.64% Senior Secured Notes due May 6, 2040, $75.0 million aggregate principal amount of 3.98% Senior Secured Notes due October 26, 2042, $50.0 million Term Loan Credit Agreement, dated as of January 31, 2014 and amounts outstanding under its $100.0 million Revolving Credit Agreement, dated as of March 28, 2014; (iii) ITC Midwest's $175.0 million aggregate principal amount of 6.15% First Mortgage Bonds, Series A, due January 31, 2038, $40.0 million aggregate principal amount of 7.12% First Mortgage Bonds, Series B, due December 22, 2017, $35.0 million aggregate principal amount of 7.27% First Mortgage Bonds, Series C, due December 22, 2020, $75.0 million aggregate principal amount of 4.60% First Mortgage Bonds, Series D, due December 17, 2024, $100.0 million aggregate principal amount of 3.50% First Mortgage Bonds, Series E, due January 19, 2027, $100.0 million aggregate principal amount of 4.09% First Mortgage Bonds, Series F, due April 30, 2043 and amounts outstanding under its $250.0 million Revolving Credit Agreement, dated as of March 28, 2014 and (iv) amounts outstanding under ITC Great Plains' $150.0 million Revolving Credit Agreement, dated as of March 28, 2014 and $100.0 million Term Loan Credit Agreement, dated as of May 30, 2013.

Optional Redemption

        We may redeem the notes at our option, in whole at any time or in part from time to time prior to            , 2024, by paying the Make-Whole Price. The "Make-Whole Price" is an amount equal to the greater of (i) 100% of the principal amount of the notes being redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (x)         basis points plus (y) the Adjusted Treasury Rate on the third business day prior to the redemption date, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date. Commencing on                    , 2024 (3 months prior to the maturity date of the notes), the notes may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. In each of the foregoing cases, installments of interest on the notes that are due and payable on an interest payment date falling on or prior to the relevant redemption date will be payable to the holders of such notes, registered as such at the close of business on the relevant record date according to the terms and provisions of the indenture. The Trustee shall have no responsibility or obligation to calculate the Make-Whole Price.

          "Adjusted Treasury Rate" means, with respect to any redemption date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the remaining term of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities having a maturity comparable to the remaining term of such notes, or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Comparable Treasury Issue will mean the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of such notes.

          "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for the applicable redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

          "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us to act as the "Independent Investment Banker."

          "Reference Treasury Dealer" means each of (i) Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, and their respective successors and (ii) one Primary Treasury Dealer to be selected by the Company; provided, however, that if any of the foregoing is not a Primary Treasury Dealer, we will appoint another Primary Treasury Dealer as a substitute.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. on the third business day next preceding such redemption date.

        If less than all of the notes are to be redeemed, the Trustee will select the notes to be redeemed pro rata, by lot or by such other method as the Trustee deems fair and appropriate in accordance with DTC's applicable procedures. The Trustee may select for redemption notes and portions of notes in amounts of $2,000 or any integral multiple of $l,000 in excess thereof. In the event of a partial redemption of the notes, we will issue new notes for the unredeemed portion in the name of each holder of the partially redeemed notes.

        We will send each holder of notes to be redeemed notice of the redemption by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date.

        Unless we default in payment of the redemption price, the portion of notes called for redemption will no longer accrue interest on and after the redemption date.

Global Securities; Book-Entry Notes

        We expect the notes will be issued in the form of global securities held by DTC and its participants, including Euroclear and Clearstream as described under "Description of our Debt Securities—Book-Entry Securities" in the accompanying prospectus.

Discharge; Defeasance

        The discharge and defeasance provisions of the indenture described under the caption "Description of our Debt Securities—Discharge; Defeasance" in the accompanying prospectus will apply to the notes.

Sinking Fund

        There will not be a sinking fund for the notes.

Governing Law

        The indenture provides that New York law shall govern any action regarding the notes brought pursuant to the indenture.

CERTAIN UNITED STATES FEDERAL INCOME AND
ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

        The following is a summary of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of the notes as of the date hereof. Except where noted, this summary deals only with notes that are held as capital assets by a non-U.S. holder who acquires the notes upon original issuance at their initial offering price.

        A "non-U.S. holder" means a holder of the notes (other than a partnership) that is not for United States federal income tax purposes any of the following:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, "controlled foreign corporation," "passive foreign investment company" or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

        If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

        If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

  United States Federal Withholding Tax

        The 30% United States federal withholding tax will not apply to any payment of interest on the notes under the "portfolio interest rule," provided that:

  •
  interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

  •
  you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to us through stock ownership;

  •
  you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

  •
  either (a) you provide your name and address on an applicable Internal Revenue Service ("IRS") Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

        If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

  •
  IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "United States Federal Income Tax").

        The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a note.

  United States Federal Income Tax

        If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in "United States Federal Withholding Tax" are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments.

        Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

  United States Federal Estate Tax

        Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the "portfolio interest rule" described above under "United States Federal Withholding Tax" without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

        Generally, we must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

        In general, you will not be subject to backup withholding with respect to payments on the notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the statement described above in the fifth bullet point under "United States Federal Withholding Tax."

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which the ITC Holdings or the underwriters is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

 UNDERWRITING (CONFLICTS OF INTEREST)

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes set forth opposite their names below:

Underwriters	Principal amount of notes
Barclays Capital Inc.	$
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Deutsche Bank Securities Inc.
Wells Fargo Securities, LLC
Comerica Securities, Inc.

Total	$

        The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

        The underwriters initially propose to offer part of the notes directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of        % of the principal amount of the notes. Any such dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount not to exceed        % of the principal amount of the notes. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the representatives. The underwriters may offer and sell notes through certain of their affiliates.

        The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering:

Paid by Us
Per note		%
Total	$

        Expenses associated with this offering to be paid by us, other than the underwriting discounts and commissions, are estimated to be approximately $             million.

        We have agreed that ITC Holdings will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by us and having a maturity of more than one year from the date of issue, or publicly disclose our intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the representatives, until following the closing date of this offering.

        In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. The underwriters may also impose a penalty bid. This occurs when a certain underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in the offering of the notes, if the syndicate repurchases previously distributed notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure you of the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

        We expect that delivery of the notes will be made against payment therefor on or about            , 2014, which will be the fifth business day following the date of pricing of the notes (such settlement cycle being herein referred to as "T+5"). Under Rule 15c6-1 under the Exchange Act trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof or the next succeeding business day will be required by virtue of the fact that the notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes during the period referred to above should consult their own advisor.

Conflicts of Interest

        Affiliates of each of the underwriters are lenders under the $400.0 million ITC Holdings revolving credit facility and will receive their pro rata share of the net proceeds of this offering used to repay borrowings under such revolving credit facility. Accordingly, such underwriters or their affiliates will receive more than 5% of the net proceeds of this offering, and therefore this offering will be conducted in accordance with FINRA Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary.

Selling Restrictions

  European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of the notes may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of the notes may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to the notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means
Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means
Directive 2010/73/EU.

  United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

 VALIDITY OF THE NOTES

        Simpson Thacher & Bartlett LLP will pass upon the validity of the notes on our behalf. Milbank, Tweed, Hadley & McCloy LLP, New York, New York will pass upon certain legal matters for the underwriters. In addition, Stuntz, Davis & Staffier, P.C., Washington, D.C. is advising us on matters relating to the FERC. Simpson Thacher & Bartlett LLP is relying upon the opinion of Dykema Gossett PLLC as to certain matters of Michigan law.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K, and the effectiveness of ITC Holdings Corp.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

 INFORMATION INCORPORATED BY REFERENCE

        The Commission allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the Commission prior to the date of this prospectus supplement, while information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents (other than any portion of such document that is furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K rather than filed) listed below and any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the registration statement, of which this prospectus supplement is a part, has been terminated:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 10, 2014);

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014; and

  •
  our Current Reports on Form 8-K filed on January 15, 2014, January 31, 2014, February 10, 2014, March 3, 2014, March 28, 2014, May 2, 2014, May 15, 2014, May 16, 2014 and May 21, 2014.

        We will provide to each person, including a beneficial owner, to whom a prospectus supplement is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus supplement. You may request a copy of these filings at no cost, by writing or calling us at:

ITC Holdings Corp.
27175 Energy Way
Novi, Michigan 48377
Attention: General Counsel
Tel: (248) 946-3000

        You should read the information relating to us in this prospectus supplement and the accompanying prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the Commission.

PROSPECTUS

Common Stock
Debt Securities

        We may offer and sell shares of our common stock or debt securities (collectively, "securities") from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time our securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement may also add, update or change the information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "ITC."

        We may offer these securities directly to investors, through agents, underwriters or dealers on a continuous or delayed basis. Each prospectus supplement will provide the terms of the plan of distribution relating to each offering of securities.

        Investing in our securities involves risks. You should consider the risk factors described in this prospectus, any accompanying prospectus supplement and in the documents we incorporate by reference. See "Risk Factors" on page 5.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

April 18, 2013

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "Commission," using a "shelf" registration process. Under this shelf registration process, we may offer and sell from time to time securities in one or more offerings or resales. Each time securities are offered, we will provide a supplement to this prospectus that contains specific information about the offering and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading "Where You Can Find Additional Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement or any free writing prospectus prepared by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of our securities in any state where the offer is not permitted.

        Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise noted or the context requires, all references in this prospectus to:

  •
  "ITC Great Plains" are references to ITC Great Plains, LLC, a wholly-owned subsidiary of ITC Grid Development, LLC;

  •
  "ITC Grid Development" are references to ITC Grid Development, LLC, a wholly-owned subsidiary of ITC Holdings;

  •
  "ITC Holdings" are references to ITC Holdings Corp. and not any of its subsidiaries;

  •
  "ITC Midwest" are references to ITC Midwest LLC, a wholly-owned subsidiary of ITC Holdings;

  •
  "ITCTransmission" are references to International Transmission Company, a wholly-owned subsidiary of ITC Holdings;

  •
  "METC" are references to Michigan Electric Transmission Company, LLC, a wholly-owned subsidiary of MTH;

  •
  "MISO Regulated Operating Subsidiaries" are references to ITCTransmission, METC and ITC Midwest together;

  •
  "MTH" are references to Michigan Transco Holdings, LLC, the sole member of METC and an indirect wholly-owned subsidiary of ITC Holdings;

  •
  "Regulated Operating Subsidiaries" are references to ITCTransmission, METC, ITC Midwest and ITC Great Plains together; and

  •
  "We," "our" and "us" are references to ITC Holdings together with all of its subsidiaries.

ii

 OUR COMPANY

        Our business consists primarily of the electric transmission operations of our Regulated Operating Subsidiaries. In 2002, ITC Holdings was incorporated in the State of Michigan for the purpose of acquiring ITCTransmission. ITCTransmission was originally formed in 2001 as a subsidiary of The Detroit Edison Company, an electric utility subsidiary of DTE Energy Company, and was acquired in 2003 by ITC Holdings. METC was originally formed in 2001 as a subsidiary of Consumers Energy Company, an electric and gas utility subsidiary of CMS Energy Corporation, and was acquired in 2006 by ITC Holdings. ITC Midwest was formed in 2007 by ITC Holdings to acquire the transmission assets of Interstate Power and Light Company in December 2007. ITC Great Plains was formed in 2006 by ITC Holdings and became a Federal Energy Regulatory Commission ("FERC")-jurisdictional entity in 2009 after acquiring certain electric transmission assets in Kansas. We operate high-voltage systems in Michigan's Lower Peninsula and portions of Iowa, Minnesota, Illinois, Missouri, Kansas and Oklahoma that transmit electricity from generating stations to local distribution facilities connected to our systems.

        Our business strategy is to operate, maintain and invest in transmission infrastructure in order to enhance system integrity and reliability, to reduce transmission constraints and to allow new generating resources to interconnect to our transmission systems. We also are pursuing development projects not within our existing systems, which are also intended to improve overall grid reliability, reduce transmission constraints and facilitate interconnections of new generating resources, as well as to enhance competitive wholesale electricity markets.

        As electric transmission utilities with rates regulated by the FERC, our Regulated Operating Subsidiaries earn revenues through tariff rates charged for the use of their electric transmission systems by our customers, which include investor-owned utilities, municipalities, cooperatives, power marketers and alternative energy suppliers. As independent transmission companies, our Regulated Operating Subsidiaries are subject to rate regulation only by the FERC. The rates charged by our Regulated Operating Subsidiaries are established using cost-based formula rate templates.

        Our principal executive offices are located at 27175 Energy Way, Novi, Michigan 48377 and our telephone number at that address is (248) 946-3000. ITC Holdings' website is located at www.itc-holdings.com. The information on our website is not part of this prospectus.

 FORWARD-LOOKING STATEMENTS

        This prospectus includes and incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. We intend that those statements be covered by the safe harbors created under those laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this prospectus, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and "forecasts" or future or conditional verbs, such as "will," "should," "could" or "may," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our periodic filings with the Commission, including those described under "Incorporation of Certain Information by Reference." All forward-looking statements, including, without limitation, management's examination of historical operating trends and data, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management's expectations, beliefs and projections will be achieved. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those suggested by our forward-looking statements are set forth in our reports incorporated by reference into this prospectus, and include, among other things:

  •
  Certain elements of our Regulated Operating Subsidiaries' cost recovery through rates can be challenged, which could result in lowered rates and/or refunds of amounts previously collected and thus have an adverse effect on our business, financial condition, results of operations and cash flows. We have also made certain commitments to federal and state regulators with respect to, among other things, our rates in connection with acquisitions that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

  •
  Our Regulated Operating Subsidiaries' actual capital expenditures may be lower than planned, which would decrease expected rate base and therefore our expected revenues and earnings. In addition, we expect to invest in strategic development opportunities to improve the efficiency and reliability of the transmission grid, but we cannot assure you that we will be able to initiate or complete any of these investments.

  •
  The regulations to which we are subject may limit our ability to raise capital and/or pursue acquisitions, development opportunities or other transactions or may subject us to liabilities.

  •
  Changes in federal energy laws, regulations or policies could impact our business, financial condition, results of operations and cash flows.

  •
  If the amounts billed for transmission service for our Regulated Operating Subsidiaries' transmission systems are lower than expected, or our actual revenue requirements are higher than expected, the timing of collection of our revenues would be delayed.

  •
  Each of our MISO Regulated Operating Subsidiaries depends on its primary customer for a substantial portion of its revenues, and any material failure by those primary customers to make payments for transmission services could have a material adverse effect on our business, financial condition, results of operations and cash flows.

  •
  A significant amount of the land on which our Regulated Operating Subsidiaries' assets are located is subject to easements, mineral rights and other similar encumbrances. As a result, our

    Regulated Operating Subsidiaries must comply with the provisions of various easements, mineral rights and other similar encumbrances, which may adversely impact their ability to complete construction projects in a timely manner.

  •
  Our Regulated Operating Subsidiaries contract with third parties to provide services for certain aspects of their businesses. If any of these agreements are terminated, our Regulated Operating Subsidiaries may face a shortage of labor or replacement contractors to provide the services formerly provided by these third parties.

  •
  Hazards associated with high-voltage electricity transmission may result in suspension of our Regulated Operating Subsidiaries' operations or the imposition of civil or criminal penalties.

  •
  Our Regulated Operating Subsidiaries are subject to environmental regulations and to laws that can give rise to substantial liabilities from environmental contamination.

  •
  Our Regulated Operating Subsidiaries are subject to various regulatory requirements, including reliability standards; contract filing requirements; reporting, recordkeeping and accounting requirements; and transaction approval requirements. Violations of these requirements, whether intentional or unintentional, may result in penalties that, under some circumstances, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

  •
  Acts of war, terrorist attacks and threats, including cyber attacks or threats, or the escalation of military activity in response to such attacks or otherwise may negatively affect our business, financial condition, results of operations and cash flows.

  •
  ITC Holdings is a holding company with no operations, and unless we receive dividends or other payments from our subsidiaries, we may be unable to pay dividends and fulfill our other cash obligations.

  •
  We are highly leveraged and our dependence on debt may limit our ability to fulfill our debt obligations and/or to obtain additional financing.

  •
  Certain provisions in our debt instruments limit our financial flexibility.

  •
  Adverse changes in our credit ratings may negatively affect us.

  •
  Provisions in our Articles of Incorporation and bylaws, Michigan corporate law and our debt agreements may impede efforts by our shareholders to change the direction or management of our company.

  •
  Provisions in our Articles of Incorporation restrict market participants from voting or owning 5% or more of the outstanding shares of our capital stock.

  •
  We may be unable to satisfy the conditions or obtain the approvals required to complete our proposed merger with Entergy Corporation (the "Entergy Transaction") or such approvals may contain material restrictions or conditions.

  •
  If completed, the Entergy Transaction may not be successful or achieve its anticipated benefits.

  •
  The merger agreement entered into with Entergy Corporation contains provisions that may discourage other companies from trying to acquire us.

  •
  Failure to complete the Entergy Transaction could adversely affect the market price of ITC Holdings common stock as well as our business, financial condition, results of operations and cash flows.

  •
  Investors holding shares of ITC Holdings common stock immediately prior to the completion of the Entergy Transaction will, in the aggregate, have a significantly reduced ownership and voting interest in us after the Entergy Transaction and will exercise less influence over management.

  •
  After the completion of the Entergy Transaction, sales of ITC Holdings common stock may negatively affect its market price.

  •
  We are required to abide by potentially significant restrictions which could limit our ability to undertake certain corporate actions (such as the issuance of ITC Holdings common stock or the undertaking of a merger or consolidation) that otherwise could be advantageous.

  •
  Other risk factors discussed herein and listed from time to time in our public filings with the Commission.

        Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this prospectus will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially.

        Except as required by law, we undertake no obligation to publicly update any forward-looking or other statements, whether as a result of new information, future events, or otherwise.

 RISK FACTORS

        Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" in Item 1A of our most recent Annual Report on Form 10-K, along with any disclosure related to the risk factors in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See "Where You Can Find Additional Information" below.

USE OF PROCEEDS

        The use of proceeds will be specified in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges were as follows for the periods indicated in the table below:

	Year Ended December 31,
	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	2.78	2.73	2.53	2.53	2.38

        Our ratios of earnings to fixed charges were computed based on:

  •
  "earnings," which consist of net income before deducting income taxes and fixed charges, except capitalized interest; and

  •
  "fixed charges," which consist of interest charges, including capitalized interest, amortization of debt discount, premium and expense, and the estimated interest component of rental expense.

 DESCRIPTION OF OUR CAPITAL STOCK

        The following is a summary of the material terms of ITC Holdings' capital stock and the provisions of ITC Holdings' Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws, which we refer to as "our capital stock," "our Articles of Incorporation" and "our bylaws," respectively. It also summarizes relevant provisions of the Michigan Business Corporation Act, or MBCA. Since the terms of our Articles of Incorporation, bylaws and the MBCA are more detailed than the general information provided below, we urge you to read the actual provisions of those documents and the MBCA. The following summary of our capital stock is subject in all respects to the MBCA, our Articles of Incorporation and our bylaws. Our Articles of Incorporation and bylaws are incorporated by reference in the registration statement of which this prospectus forms a part.

General

        As of the date of this prospectus, ITC Holdings' authorized capital stock consisted of:

  •
  100 million shares of common stock, without par value; and

  •
  10 million shares of preferred stock, without par value.

        As of April 15, 2013, there were 52,331,178 of our common stock outstanding and no shares of preferred stock outstanding and 661 holders of record of our common stock.

Common Stock

        All of the outstanding shares of our common stock are fully paid and nonassessable.

        Voting Rights.    Each holder of our common stock, including holders of common stock subject to restricted stock awards, is entitled to cast one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors, subject to the restrictions on market participants described below. Holders of our common stock have no cumulative voting rights.

        Dividends.    Holders of our common stock, including holders of common stock subject to restricted stock awards, are entitled to receive dividends or other distributions declared by the board of directors. The right of the board of directors to declare dividends is subject to the right of any holders of ITC Holdings' preferred stock, to the extent that any preferred stock is authorized and issued, and the availability under the MBCA of sufficient funds to pay dividends. We have not issued any shares of preferred stock. The declaration and payment of dividends is subject to the discretion of ITC Holdings' board of directors and depends on various factors, including our net income, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors. As a holding company with no business operations, ITC Holdings' material assets consist primarily of the stock and membership interests in our Regulated Operating Subsidiaries and any other subsidiaries ITC Holdings may have, deferred tax assets relating primarily to federal income tax NOLs and cash on hand. Our only sources of cash to pay dividends to our shareholders are dividends and other payments received by us from time to time from our Regulated Operating Subsidiaries and any other subsidiaries we may have and the proceeds raised from the sale of our debt and equity securities. Each of our Regulated Operating Subsidiaries, however, is legally distinct from us and has no obligation, contingent or otherwise, to make funds available to us for the payment of dividends to ITC Holdings' shareholders or otherwise. The ability of each of our Regulated Operating Subsidiaries and any other subsidiaries we may have to pay dividends and make other payments to us is subject to, among other things, the availability of funds, after taking into account capital expenditure requirements, the terms of its indebtedness, applicable state laws and regulations of the FERC and the FPA. The debt agreements to which ITC Holdings and its subsidiaries are parties contain covenants that could limit our ability to pay dividends, as well as covenants that prohibit us from paying dividends if we are in default under our credit facilities.

        Liquidation Rights.    If our company is dissolved, the holders of our common stock will share ratably in the distribution of all assets that remain after we pay all of our liabilities and satisfy our obligations to the holders of any of ITC Holdings' preferred stock, to the extent that any preferred stock is authorized and issued.

        Preemptive and Other Rights.    Holders of our common stock have no preemptive rights to purchase or subscribe for any stock or other securities of our company and, other than as described below, there are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

        Restrictions on Ownership by Market Participants.    Our Articles of Incorporation include the following restrictions on issuance to, and ownership and voting of ITC Holdings' capital stock by, "market participants," as defined below, which are provisions to ensure that our Regulated Operating Subsidiaries remain "independent" transmission companies eligible for favorable regulatory treatment, consistent with FERC orders.

  •
  We are restricted from issuing any shares of capital stock or recording any transfer of shares if the issuance or transfer would cause any market participant, either individually or together with members of its "group" (as defined in Commission beneficial ownership rules), to beneficially own 5% or more of any class or series of our capital stock, provided that we may issue shares in excess of 5% to underwriters or initial purchasers in underwritten offerings or private placements approved by our board of directors. In addition, this restriction will not preclude settlement of any transfer that occurs on the New York Stock Exchange, or NYSE (or another national securities exchange or automated inter-dealer quotation system on which the shares may trade).

  •
  If a market participant, together with its group members, beneficially owns 5% or more of any class or series of our capital stock, that market participant, together with its group members, will not be permitted to exercise voting rights on shares constituting 5% or more of that class or series.

  •
  We will have the right to redeem shares of capital stock beneficially owned by a market participant (or its group members) if that market participant, together with its group members, beneficially owns 5% or more of any class or series of our capital stock so that the market participant, together with its group members, ceases to beneficially own 5% or more of that class or series.

        Until five days prior to redeeming any shares, we will be required to give at least 45 days' written notice to the holder of the shares. Prior to the redemption date, the shareholder may sell any shares that would otherwise be redeemed to avoid redemption of those shares. The redemption price for any shares redeemed will be the fair market value of the shares, as determined by our board of directors in good faith. If our shares are listed on the NYSE (or another national securities exchange or automated inter-dealer quotation system), the fair market value will be equal to the lesser of (x) the volume weighted average price for the shares over the 10 most recent trading days immediately prior to the delivery of the redemption notice and (y) the volume weighted average price for the shares over the 10 trading days immediately prior to the date the shares are redeemed. Shares of our common stock are currently listed on the NYSE.

        A "market participant" has the meaning given to that term by the FERC and includes:

  •
  an entity that, either directly or through an affiliate, sells or brokers electric energy, or provides ancillary services to our Regulated Operating Subsidiaries or MISO or SPP (unless the FERC finds that the entity does not have economic or commercial interests that would be significantly affected by the actions or decisions of the Regulated Operating Subsidiary or MISO or SPP); or

  •
  any other entity that the FERC finds to be a market participant because it has economic or commercial interests that would be significantly affected by the actions or decisions of our Regulated Operating Subsidiaries or MISO or SPP.

        An affiliate, as defined for these purposes in applicable FERC regulations, includes any person that directly or indirectly owns, controls or holds with the power to vote 5% or more of the outstanding voting securities of such specified company.

        A determination by our board of directors, acting in good faith, that a person or entity is a market participant will be binding on all shareholders. In determining whether any shares of capital stock are beneficially owned by a market participant, or its group members, our board of directors may rely solely on our stock transfer records, public filings with the Commission on Schedule 13G or Schedule 13D by beneficial owners of our shares and on the declarations described below.

        Certain Shareholders Required to Certify as to Market Participant Relationships.    Our Articles of Incorporation permit, and require if we request, the following persons or entities to make certain declarations to us:

  •
  any person or entity that, together with its group members, acquires beneficial ownership of 5% or more of any class or series of capital stock of ITC Holdings and which has made a filing with the Commission under Regulation 13D-G in respect of such beneficial ownership; or

  •
  any person or entity (other than a depositary institution or broker-dealer who is not a beneficial owner for purposes of Regulation 13D-G) that is a record holder of 5% or more of any class or series of capital stock of ITC Holdings.

        The declaration must be delivered to us within 10 days of any request and must include the following information:

  •
  the number of shares of capital stock beneficially owned by such person or entity, together with its group members, together with the name of the record holders of such shares; and

  •
  a certification by such person or entity that neither it nor its group members is a market participant (or, in lieu of such certification, the shareholder may deliver a certified list of all of such person's or entity's activities and investments related to the sale, marketing, trading, brokering or distribution of electric energy or provision of ancillary services to our Regulated Operating Subsidiaries or to MISO or SPP, as applicable).

        Any person, entity or group that fails to deliver the declaration when requested by us to do so will be deemed to be a market participant for purposes of the voting restrictions and redemption provisions described above, unless that person, entity or group subsequently delivers the required declaration to ITC Holdings and the board of directors determines that such person, entity or group is not a market participant.

Preferred Stock

        Our Articles of Incorporation authorize our board of directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by shareholders. Our board of directors is authorized to determine, with respect to any series of preferred stock, the terms and rights of that series including:

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  the number of shares of the series;

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  the designation of the series;

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  the rights with respect to dividends, if any, of the series;

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  the conversion and redemption rights, if any, of the series;

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  the rights of holders of the series upon liquidation, dissolution or winding up of ITC Holdings, or in the event of any merger, consolidation or sale of assets;

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  the terms of any sinking fund, redemption, repurchase or purchase account, if any, to be provided for shares of the series;

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  the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions of the series; and

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  the voting rights, if any, of the holders of the series.

Provisions That May Discourage Takeovers

        The MBCA and our Articles of Incorporation and bylaws contain provisions that may have the effect of discouraging transactions involving an actual or threatened change of control. These provisions could protect the continuity of our directors and management and possibly deprive our shareholders of an opportunity to sell their shares of common stock at prices higher than the prevailing market prices. The following description is subject in its entirety to applicable provisions of the MBCA and our Articles of Incorporation and bylaws.

        Availability of Authorized but Unissued Shares.    Under the terms of our Articles of Incorporation, our board of directors may issue shares of authorized common stock without shareholder approval. However, the listing requirements of the NYSE, which would apply so long as our common stock is listed on the NYSE, require shareholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock. If our board of directors decides to issue shares to persons supportive of current management, this could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. Authorized but unissued shares also could be used to dilute the stock ownership of persons seeking to obtain control of our company, including dilution through a shareholder rights plan of the type commonly known as a "poison pill," which the board of directors could adopt without a shareholder vote.

        Issuance of Preferred Stock.    In addition, our board of directors could issue shares of preferred stock having voting rights that adversely affect the voting power of holders of our common stock, which could have the effect of delaying, deferring or impeding a change in control of our company.

        No Cumulative Voting.    Under the MBCA, shareholders do not have cumulative voting rights for the election of directors unless the Articles of Incorporation so provide. Our Articles of Incorporation do not provide for cumulative voting.

        Limitation on Calling Special Meetings of Shareholders.    The MBCA allows the board of directors or officers, directors or shareholders authorized in our bylaws to call special meetings of shareholders. Our bylaws provide that a special meeting may be called by our board of directors, the chairperson of the board (if the office is filled) or president, and shall be called by the president or secretary at the written request of shareholders holding a majority of the outstanding shares of stock entitled to vote at the proposed special meeting. Business to be transacted at a special meeting is limited by our bylaws to the purpose or purposes stated in the notice of the meeting.

        Action Without Meeting of Shareholders.    Any action required or permitted by the MBCA to be taken at a meeting of shareholders, directors or a committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the shareholders, directors or committee members entitled to vote consent to such action in writing, or to the extent permitted by the MBCA, by electronic transmission, before or after the action is taken.

        Advance Notice Requirements for Shareholder Proposals and Director Nominations.    Our bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual or special meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder's notice must be received by the corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the previous year's annual meeting or, in the case of a special meeting, the date of the special meeting. Our bylaws also specify requirements as to the form and content of a shareholder's notice. These provisions may impede shareholders' ability to bring matters before an annual or special meeting of shareholders or make nominations for directors at an annual or special meeting of shareholders.

        Business Combinations and Change of Control.    The MBCA contains statutes which regulate business combinations and changes in control of Michigan corporations.

        Chapter 7A of the MBCA provides that a business combination subject to Chapter 7A between a covered Michigan corporation or any of its subsidiaries and a beneficial owner of shares entitled to 10% or more of the voting power of such corporation generally requires the affirmative vote of 90% of the votes of each class of stock entitled to vote, and not less than two thirds of the votes of each class of stock entitled to vote (excluding voting shares owned by such 10% or more owner), voting as a separate class. These requirements do not apply if (1) the corporation's board of directors approves the transaction and exempts the counterparty before the counterparty becomes a 10% or more owner or (2) the transaction satisfies certain fairness standards, certain other conditions are met and the 10% or more owner has been such for at least five years. Chapter 7A business combinations include, among other transactions, certain mergers, certain share exchanges, certain significant asset transfers, certain disproportionate issuances of shares to an interested shareholder, certain reclassifications and recapitalizations disproportionately favorable to an interested shareholder, and the adoption of a plan of liquidation or dissolution in which such a shareholder would receive anything other than cash. Chapter 7A does not restrict the purchase of shares from other shareholders in the open market, through private transactions or acquired through a tender offer.

        As permitted by Chapter 7A, our Articles of Incorporation provide that we are not governed by the provisions of that Chapter. In order for ITC Holdings to become subject to the provisions of Chapter 7A, our shareholders would have to vote affirmatively to amend our Articles of Incorporation.

Amendment of the Articles of Incorporation

        Our Articles of Incorporation provide that they may be amended in the manner prescribed by the MBCA.

Amendment of the Bylaws

        Our bylaws may be amended, altered, or repealed, in whole or in part, by the shareholders or by our board of directors at any meeting duly held.

Limitation on Liability and Indemnification of Officers and Directors

        As permitted by the MBCA, our Articles of Incorporation and bylaws generally limit the personal liability of our directors to us and our shareholders for breach of their fiduciary duty and require us to indemnify our directors and officers to the fullest extent permitted by the MBCA. Specifically, our bylaws require us to indemnify our directors and officers against expenses (including actual and reasonable attorneys' fees), judgments (other than in an action by or in the right of ITC Holdings), penalties, fines, excise taxes and settlements actually and reasonably incurred in connection with any threatened, pending or completed action or proceeding brought against a director or officer by reason of the fact that the person is or was a director or officer of ITC Holdings or, while serving as a director or officer, is or was serving at the request of ITC Holdings as a director, officer, member, partner, trustee, employee, fiduciary or agent of another enterprise to the maximum extent permitted by, and in accordance with the procedures and requirements specified in, the MBCA. Our bylaws also provide that indemnification is a contractual right between us and the officer or director, who may not be adversely affected by a repeal of the indemnification provisions of our bylaws.

        The MBCA and our bylaws authorize us to purchase and maintain insurance from a third party insurer on behalf of a person who is or was a director, officer, employee or agent of ITC Holdings or who is or was serving at the request of ITC Holdings as a director, officer, partner, trustee, employee or agent of another enterprise, whether or not we would have the power to indemnify him or her under the bylaws or the laws of the State of Michigan. We maintain directors' and officers' insurance policies. The policies insure directors and officers against unindemnified losses from certain wrongful acts in their capacities as directors and officers of ITC Holdings, or in a similar capacity for another entity at the request of ITC Holdings, and insure ITC Holdings for those losses for which we have lawfully indemnified the directors and officers and losses arising from certain claims against ITC Holdings.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the provisions described above or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

        Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

 DESCRIPTION OF OUR DEBT SECURITIES

        The following description summarizes the general terms and provisions of the debt securities to which a prospectus supplement may relate. We may from time to time offer and sell debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness, in one or more series. We will describe the particular terms of a series of debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered, in the prospectus supplement relating to the offered debt securities. If indicated in a prospectus supplement, the terms of any series of debt securities may differ from the terms summarized below.

        We will issue the debt securities under an indenture, as amended or supplemented from time to time, which we refer to as the "indenture," between us and Wells Fargo Bank, National Association, as trustee, in such capacity, called the "Trustee." The following summary of material provisions does not purport to describe every aspect of the debt securities and the indenture. This summary is subject to the detailed provisions of the indenture, including the definition of certain terms used in this prospectus and those terms made a part of the indenture by reference to the Trust Indenture Act. Wherever particular defined terms of the indenture are referred to, those defined terms are incorporated by reference in this prospectus as part of the statement made, and the statement is qualified in its entirety by such reference. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part. You can find the definitions of certain terms used in this description under the caption "—Certain Definitions". In this description, the word "Company" refers only to ITC Holdings Corp. and does not include any of its subsidiaries. Capitalized terms that are used and not otherwise defined in this prospectus will have the meanings assigned to them in the indenture.

        The registered holder of debt securities will be treated as the owner of the debt securities for all purposes. Only registered holders will have rights under the indenture.

General

        The indenture provides for the issuance from time to time of debt securities by us in an unlimited amount pursuant to a board resolution or by or pursuant to a supplemental indenture.

        Under the indenture, we may issue debt securities in one or more series with the same or various maturities, at par, at a premium or with original issue discount. The applicable prospectus supplement relating to a particular series of debt securities will describe the specific terms of the debt securities we may offer, including:

          (a)   the title of the debt securities of that series (which will distinguish the debt securities of that series from all other series of debt securities);

          (b)   any limit upon the aggregate principal amount of the debt securities of that series which may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of that series and except for any debt securities which are deemed never to have been authenticated and delivered hereunder);

          (c)   the Person to whom any interest on a debt security of that series will be payable, if other than the Person in whose name the debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

          (d)   the date or dates on which the principal or installments of principal of any debt securities of that series is payable and any rights to extend such date or dates and the duration of such extension;

          (e)   the rate or rates (which may be fixed or variable) per annum at which the debt securities of that series will bear interest or the method by which such rate or rates will be determined, the date from which such interest will accrue or the method by which such date or dates will be determined and the right (if any) to extend such dates and the duration of such extension;

          (f)    the obligation, if any, of the Company to redeem, repay or purchase any debt securities of that series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of that series will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          (g)   whether the debt securities of that series will be convertible into shares of our common stock and/or exchangeable for other securities, whether or not issued by us, property or cash, or a combination of any of the foregoing, and, if so, the terms and conditions of such conversion or exchange, either mandatory, at the option of the holder, or at our option, and any deletions from or modifications or additions to the indenture to allow the issuance of such convertible or exchangeable debt securities;

          (h)   if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities of that series will be issuable;

          (i)    if other than the principal amount thereof, the portion of the principal amount of debt securities of that series which will be payable upon declaration of acceleration of the maturity thereof;

          (j)    if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency in which payment of the principal of (and premium, if any) and interest, if any, on the debt securities of that series will be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

          (k)   if the principal of (and premium, if any) or interest, if any, on the debt securities of that series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

          (l)    if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities of that series may be determined with reference to an index based on a coin or currency other than that in which the debt securities are stated to be payable or pursuant to a formula, the manner in which such amounts will be determined;

          (m)  any provisions permitted by the indenture relating to events of default or covenants of the Company with respect to such series of debt securities;

          (n)   if the principal amount payable at the stated maturity of any debt securities of that series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or under the indenture, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be Outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

          (o)   if applicable, that the debt securities of that series, in whole or any specified part, will not be defeasible and, if other than by a company order, the manner in which any election by the Company to defease such debt securities will be evidenced;

          (p)   if applicable, that any debt securities of that series will be issuable in whole or in part in the form of one or more Global Securities (as defined below) and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which will be borne by any such Global Security in addition to or in lieu of that set forth in the indenture and any circumstances in addition to or in lieu of those set forth in the indenture in which any such Global Security may be exchanged in whole or in part for debt securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

          (q)   any additions to, deletions from or changes in the covenants set forth in the indenture which apply to the debt securities of that series;

          (r)   providing collateral to the Trustee to secure payment of the principal of (and premium, if any) and interest on the debt securities of any series, and provisions for the release of any such collateral; and

          (s)   any other terms of that series (which terms will not be inconsistent with the provisions of the indenture), including, without limitation, any terms required or appropriate to establish one or more series of debt securities issued in a periodic offering.

        The indenture does not contain any restriction on the payment of dividends or any financial covenants. The indenture does not contain provisions which would afford you protection in the event of a decline in our credit quality resulting from highly leveraged or other similar transactions involving us.

        Our directors, officers, employees or shareholders will not have liability for any of our obligations under the debt securities or the indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a debt security each holder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the debt securities.

        The debt securities of any series will be a single, distinct series of debt securities. We may from time to time, without the consent of existing holders of the debt securities, create and issue an additional principal amount of debt securities of that series having the same terms and conditions and the same CUSIP number as the debt securities being offered in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon. Additional debt securities issued in this manner will be consolidated with and will form a single series with the previous series of outstanding debt securities. The indenture does not require that we issue future issues of debt securities under the indenture. We will be free to employ other indentures or documentation containing provisions different from those included in the indenture or applicable to one or more series of debt securities, in connection with future issues of other debt securities.

Ranking

        Because we are a holding company and conduct all of our operations through our subsidiaries, our ability to meet our obligations under the debt securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Consequently, the debt securities will be structurally subordinated to the debt and other liabilities of our subsidiaries, including trade creditors, debtholders, secured creditors and taxing authorities.

        Unless otherwise indicated in a prospectus supplement, the debt securities shall be our direct, senior unsecured (unless one or more series of debt securities is secured pursuant to the provision of a supplement to the indenture) obligations and will rank without preference or priority among themselves and pari passu with all of our existing and future unsecured senior indebtedness, including amounts outstanding under our 5.25% Senior Notes due July 15, 2013, 6.04% Senior Notes, Series A, due September 20, 2014, 5.875% Senior Notes due September 30, 2016, 6.23% Senior Notes, Series B, due September 20, 2017, 6.375% Senior Notes due September 30, 2036, 6.050% Senior Notes due

January 31, 2018, 5.500% Senior Notes due January 15, 2020, Revolving Credit Agreement, dated as of May 17, 2011, Term Loan Credit Agreement, dated as of August 23, 2012, and Term Loan Credit Agreement, dated as of February 15, 2013. Because none of our subsidiaries are guaranteeing the debt securities, the debt securities will be structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries, including trade payables and (i) ITCTransmission's 4.45% First Mortgage Bonds, Series A, due July 15, 2013, 6.125% First Mortgage Bonds, Series C, due March 31, 2036, 5.75% First Mortgage Bonds, Series D, due April 1, 2018 and Revolving Credit Agreement, dated as of May 17, 2011; (ii) METC's 5.75% Senior Secured Notes due December 10, 2015, 6.63% Senior Secured Notes due December 18, 2014, 5.64% Senior Secured Notes due May 6, 2040, 3.98% Senior Secured Notes due October 26, 2042 and Revolving Credit Agreement, dated as of May 17, 2011; (iii) ITC Midwest's 6.15% First Mortgage Bonds, Series A, due January 31, 2038, 7.12% First Mortgage Bonds, Series B, due December 22, 2017, 7.27% First Mortgage Bonds, Series C, due December 22, 2020, 4.60% First Mortgage Bonds, Series D, due October 17, 2024, 3.50% First Mortgage Bonds, Series E, due January 19, 2027, 4.09% First Mortgage Bonds, Series F, due April 30, 2043 and Revolving Credit Agreement, dated as of May 31, 2012 and (iv) ITC Great Plains' Revolving Credit Agreement, dated as of February 16, 2011.

Conversion or Redemption

        No debt security will be subject to conversion, amortization or redemption, unless otherwise provided in the applicable prospectus supplement. Any provisions relating to the conversion or redemption of debt securities will be set forth in the applicable prospectus supplement or other offering materials, including whether conversion is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a debt security, we may not redeem the debt security prior to its stated maturity. Debt securities subject to redemption by us will be subject to the following terms:

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  redeemable on and after the applicable redemption dates;

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  redemption dates and redemption prices fixed at the time of sale and set forth on the debt security; and

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  redeemable in whole or in part (provided that the unredeemed portion of the principal amount of any debt security will be in an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not less than 30 nor more than 60 days prior to the date of redemption.

Payment and Paying Agents

        Principal of and interest and premium, if any, on debt securities issued in the form of Global Securities will be paid in the manner described under the caption "—Book-Entry Securities." Principal of and interest and premium, if any, on debt securities issued in the form of definitive, physical certificates, if any, will be paid, at our option, by check mailed or wire transferred to the address of each holder of such debt securities.

        Subject to applicable laws regarding abandoned property, any payment made by us for the payment of principal, interest or premium, if any, on any debt securities that remains unclaimed for two years after such amount has become due and payable will be repaid to us. The holder of a debt security will be able to look only to us for payment.

Certain Covenants

        Except as specified below or in the applicable prospectus supplement, the following covenants apply to all series of debt securities.

Restrictions on Liens

        The indenture provides that as long as any debt securities are Outstanding, we may not, and may not permit any Subsidiary to, incur, issue, assume, guarantee or permit to exist indebtedness that is secured by any Liens on any of our Property or Property of any of our Subsidiaries, or upon shares of capital stock or evidences of indebtedness issued by any Subsidiary and owned by us or any Subsidiary, whether we or any of our Subsidiaries, as applicable, owned such Property at the date of the indenture or acquired such Property thereafter, without making, or causing such Subsidiary to make, effective provision to secure all of the debt securities issued under the indenture and then Outstanding by such Lien, equally and ratably with any and all other indebtedness thereby secured, so long as such indebtedness shall be so secured. This restriction will not apply to:

          (a)   any indebtedness that is secured by Liens existing on the date of the indenture;

          (b)   Liens to secure indebtedness under the Credit Agreements up to $500.0 million;

          (c)   Liens to secure indebtedness issued under any First Mortgage Indenture;

          (d)   Liens on any Property that we or any of our Subsidiaries acquire, construct or improve after the date of the indenture which are created or assumed contemporaneously with such acquisition, construction or improvement, or within 270 days after the completion thereof, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date of the indenture;

          (e)   Liens of or upon any Property, shares of capital stock or indebtedness existing at the time of acquisition thereof by us or any of our Subsidiaries, whether by merger, consolidation, purchase, lease or otherwise (including Liens of or upon Property, shares of capital stock or indebtedness of a Person existing at the time such Person becomes a Subsidiary or a part of us or a Subsidiary by acquisition, merger or otherwise);

          (f)    Liens in favor of us or in favor of any of our Subsidiaries;

          (g)   Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or political entity affiliated therewith, to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings);

          (h)   Liens on any Property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying Property, whether directly or indirectly, by way of share disposition or otherwise; provided that 180 days from the creation of such Liens we must have disposed of such Property and any indebtedness secured by such Liens shall be without recourse to us or any Subsidiary;

          (i)    Liens imposed by law, such as mechanics', workmen's, repairmen's, materialmen's, carriers', warehousemen's, vendors' or other similar liens arising in the ordinary course of business, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by us or any Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

          (j)    Liens arising out of pledges or deposits under workmen's compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which we or any Subsidiary is a party, or deposits to secure public or statutory obligations of us or any Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which we or any Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

          (k)   Liens created by or resulting from any litigation or other proceeding which are being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against us or any Subsidiary with respect to which we or such Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens that we or any Subsidiary incurs for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which we or such Subsidiary is a party;

          (l)    Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

          (m)  Liens of lessors or licensors for amounts due which are not delinquent or are being contested;

          (n)   Rights of others to take minerals, timber, gas, water or other products produced by us or by others on our property;

          (o)   Liens which have been bonded for the full amount in dispute;

          (p)   Liens pursuant to Sale and Leaseback Transactions;

          (q)   Liens consisting of easements, leases, reservations or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to our Property or the Property of any Subsidiary or any part thereof, none of which interferes materially with the use of the Property covered thereby in the ordinary course of our business or the business of such Subsidiary and which do not, in our opinion, materially detract from the value of such properties; and

          (r)   any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (b), (c), (d), (e) or (h) to (q), inclusive; provided that (i) such extension, renewal or replacement Lien shall be limited to all or a part of the same Property, shares of stock or indebtedness that secured the Lien extended, renewed or replaced (plus improvements on such Property) and (ii) the amount of indebtedness secured by such Lien at such time is not increased.

        The indenture provides that notwithstanding the foregoing limitations, we or our Subsidiaries may incur, issue, assume, guarantee or permit to exist indebtedness secured by Liens without equally and ratably securing the debt securities of each series then Outstanding, provided, that at the time of such incurrence, issuance, assumption or guarantee of indebtedness, after giving effect thereto and to the retirement of any of our indebtedness or indebtedness of any Subsidiary which is concurrently being retired, the sum of (i) the aggregate amount of all outstanding indebtedness of us and all of our Subsidiaries secured by Liens which we or a Subsidiary could not have incurred, issued, assumed or guaranteed without equally or ratably securing the debt securities of each series then Outstanding, except for the provisions of this paragraph, plus (ii) the Attributable Value of Sale and Leaseback Transactions entered into pursuant to "—Restrictions on Sale and Lease-Back Transactions," does not at such time exceed the greater of 10% of Net Tangible Assets or 10% of our Consolidated Capitalization.

Restrictions on Sale and Lease-Back Transactions

        The indenture provides that, so long as any debt securities are Outstanding, neither we nor any Subsidiary will enter into any arrangement under which we or a Subsidiary would lease, for a period, including renewals, in excess of three years, any Property which it has sold or transferred or is going to sell or transfer (a "Sale and Leaseback Transaction") unless either: (a) we or the Subsidiary would, when entering into such arrangement, be entitled, without equally and ratably securing the debt securities of each series of debt securities then Outstanding, to incur, issue, assume or guarantee indebtedness secured by a Lien on such property pursuant to paragraphs (a) to (o), (q) and (r) (except in respect of an extension, renewal or replacement of a Lien referred to in paragraph (p)), inclusive, under "—Restrictions on Liens"; or (b) we, within 180 days after such sale or transfer, apply to the retirement of our Funded indebtedness an amount equal to the greater of (i) the net proceeds of the sale of Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Property so sold and leased back at the time of entering into such arrangement (as determined by us in good faith); provided, that the amount to be applied to the retirement of our Funded Indebtedness shall be reduced by (i) the principal amount of any debt securities delivered within 180 days after such sale to the Trustee for retirement and cancellation and (ii) the principal amount of Funded Indebtedness, other than debt securities, voluntarily retired by us within 180 days after such sale. Notwithstanding the foregoing, we and our Subsidiaries, or any of us, may enter into a Sale and Leaseback Transaction which would otherwise be prohibited; provided, that at the time of such transaction, after giving effect thereto, the sum of (i) the aggregate amount of the Attributable Value in respect of all Sale and Leaseback Transactions existing at such time which could not have been entered into except for the provisions of this paragraph plus (ii) the aggregate amount of outstanding indebtedness secured by Liens in reliance on the last paragraph under "—Restrictions on Liens" of the indenture does not at the time exceed the greater of 10% of Net Tangible Assets or 10% of our Consolidated Capitalization. A Sale and Leaseback Transaction shall not be deemed to result in the creation of a Lien.

Reports

        We, pursuant to Section 3.14(a) of the Trust Indenture Act, will:

          (a)   file with the Trustee, within 15 days after we file the same with the SEC, copies of the annual report and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of said Sections, then we will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b)   file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by us with the conditions and covenants provided for in the indenture, as may be required from time to time by such rules and regulations; and

          (c)   transmit to the holders of debt securities within 30 days after the filing thereof with the Trustee such summaries of any information, documents and reports required to be filed by us pursuant to the provisions of paragraph (a) or (b) of this Section as may be required by rules and regulations prescribed from time to time by the SEC;

provided, that any such information, documents or reports filed electronically with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with, and delivered to, the Trustee and the holders of the debt securities; provided, further, that we will notify the Trustee if we fail to so file any such information, documents or reports with the SEC.

        We will also deliver to the Trustee, no later than May 15 of each year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of our compliance with all conditions and convents under the indenture through such year or, if there has been a default (without regard to any period of grace or requirement of notice provided under the indenture), specifying all such defaults and the nature and status thereof of which he may have knowledge.

Duties of Trustee; Resignation or Removal of Trustee

        The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debt securities, unless offered indemnity by such holder reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

        The Trustee may resign at any time with respect to any series of debt securities by giving us written notice thereof. The Trustee may be removed at any time with respect to any series of debt securities by the holders of a majority in aggregate principal amount of the Outstanding debt securities of that series, delivered to the Trustee and to us. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if we have delivered to the Trustee a resolution of our board of directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture.

        We will give notice of each resignation and each removal of the Trustee with respect to the debt securities of any series and each appointment of a successor Trustee with respect to the debt securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the holders of debt securities of that series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the debt securities of such series and the address of its Corporate Trust Office.

Concerning the Trustee

        Wells Fargo Bank, National Association is the Trustee under the indenture.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an event of default with respect to the debt securities of any series will be any of the following:

          (a)   our default in payment of principal (or premium, if any) of any debt security of that series when due and payable, at its maturity or otherwise;

          (b)   our default in payment of any interest on any debt security of that series when due and payable, and continuance of such default for a period of 30 consecutive days;

          (c)   our default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of that series;

          (d)   our default in the performance, or breach, of any of our covenants in the indenture (other than certain covenants) and our continuance of such default in the performance or breach of any covenants in the indenture for 60 consecutive days after due notice;

          (e)   certain events of our bankruptcy, insolvency or reorganization; and

          (f)    any other Event of Default provided with respect to any debt securities of that series.

        The indenture provides that if an Event of Default (other than certain bankruptcy Events of Default) with respect to debt securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Outstanding debt securities of that series may, by notice as provided in the indenture, declare the aggregate principal amount of all debt securities of that series to be due and payable immediately upon notice in writing to us (and to the Trustee if given by holders). Upon the occurrence of certain bankruptcy Events of Default, such principal and interest shall become immediately payable without any such declaration. Upon certain conditions, however, the holders of a majority in aggregate principal amount of the Outstanding debt securities of that series, by written notice to us and the Trustee, may rescind and annul such declaration and its consequences.

        The indenture provides that the Trustee will, within 90 days after the Trustee has received written notice of a default with respect to debt securities of any series at the time Outstanding, give to the holders of the Outstanding debt securities of such series, notice of such default known to it if uncured or not waived, provided that, except in the case of default in the payment of principal of (or premium, if any) or interest on any such debt securities, the Trustee will be protected in the withholding of such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Outstanding debt securities of such series; and, provided further, that such notice shall not be given until 30 days after the occurrence of a "default" specified in clause (d) under "Events of Default." The term "default" for the purpose of this provision only means any event that is, or after notice or lapse of time or both would become, an Event of Default.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of such series; provided that (a) the Trustee will have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with the indenture; and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

        The indenture includes a covenant that we will file at least annually with the Trustee a certificate of no default, or specifying any default that exists.

Discharge; Defeasance

        The indenture provides that we, at our option (to the extent provided):

  •
  will be discharged from our obligations with respect to the debt securities (except for certain obligations, including registering the transfer or exchange of the debt securities, replacing stolen, lost or mutilated debt securities, maintaining paying agencies and holding monies for payment in trust); or

  •
  need not comply with certain restrictive covenants of the indenture (and the occurrence of certain Events of Default with respect to such restrictive covenants),

if we irrevocably deposit with the Trustee (and in the case of a defeasance, 91 days after such deposit), in trust, money, or U.S. Government Obligations, or a combination thereof, which through the scheduled payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of and interest on the debt securities on the date such payments are due in accordance with the terms of the debt securities to their stated maturities or the applicable redemption dates as specified in the applicable prospectus supplement, as the case may be, and any mandatory sinking fund payments applicable to the debt securities on the day on which such payments are due and payable in accordance with the indenture and such debt securities. To exercise any such option, we are required to meet certain conditions, including delivering to the Trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, the deposit and related defeasance would not cause the Holders of the debt securities to recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance, and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur (which opinion, in the event of legal defeasance, shall state that (1) we have received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case, to such effect).

Modification of the Indenture

        The indenture permits us and the Trustee to execute supplemental indentures that add, clarify, change or eliminate provisions of the indenture or modify the rights of the holders of Outstanding debt securities. We may execute a supplemental indenture without the consent of the holders of the debt securities in some cases and in others with the consent of the holders of at least a majority in aggregate principal amount of Outstanding debt securities of all series of debt securities affected by the supplemental indenture (voting together as a class). No such supplemental indenture, however, may, without the consent of the holder of each Outstanding debt security of each series affected thereby:

  •
  change the stated maturity of any debt security;

  •
  reduce the principal amount of, the rate of interest on or any premium payable upon redemption of, any debt security;

  •
  change the place or currency of payment on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or after the maturity or stated maturity of any debt security;

  •
  reduce the stated percentage of Outstanding debt securities necessary to modify or amend the indenture or related documents; or

  •
  reduce the percentage of aggregate principal amount of Outstanding debt securities necessary to waive compliance with certain provisions of the indenture or modify certain provisions related to waiver of covenants and defaults.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

Outstanding Debt Securities

        The indenture provides that debt securities of any series that we or any of our affiliates own shall not be deemed to be Outstanding when determining whether the holders of the requisite principal amount of Outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture.

Consolidation, Merger and Sale of Assets

        The indenture provides that we may, without the consent of the holders of any of the Outstanding debt securities under the indenture:

  •
  consolidate with or merge with or into any other Person; or

  •
  convey, transfer, sell or lease our properties and assets substantially as an entirety to any Person or group of affiliated Persons, in one transaction or a series of related transactions;

        if:

  •
  the successor is a Person organized and validly existing under the laws of the United States, any state thereof or the District of Columbia;

  •
  the successor Person, if other than us, expressly assumes by a supplemental indenture our obligations on the debt securities and under the indenture;

  •
  immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

  •
  as a result of any such transaction, our assets would become subject to a Lien not permitted by the indenture, the debt securities are secured equally and ratably with (or prior to) all indebtedness secured thereby; and

  •
  we have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer, sale or lease and such supplemental indenture comply with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Certain Definitions

        "Attributable Value" in respect of any Sale and Leaseback Transaction means, as of the time of determination, the lesser of (i) the sale price of the Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to present value at the rate of interest specified by the terms of such lease) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction.

        "Consolidated Capitalization" means consolidated total assets less consolidated non-interest bearing current liabilities, all as shown by a consolidated balance sheet of us and all of our Subsidiaries prepared in accordance with generally accepted accounting principles at the date of such balance sheet.

        "Credit Agreements" means, collectively, (i) the Revolving Credit Agreement, dated as of May 17, 2011, among ITC Holdings, as the borrower, various financial institutions and other persons from time to time parties thereto, as the lenders, and JPMorgan Chase Bank, N.A. as the administrative agent,

J.P. Morgan Securities LLC and Barclays Capital, as joint lead arrangers and joint bookrunners, and Barclays Capital, as syndication agent, (ii) the Term Loan Credit Agreement, dated as of August 23, 2012, among the Company, as the borrower, the various financial institutions and other persons from time to time party thereto, as the lenders, JPMorgan Chase Bank, N.A., as the administration agent, J.P. Morgan Securities LLC, Barclays Bank PLC, Deutsche Bank Securities, Inc. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Barclays Bank PLC and Deutsche Bank Securities, Inc., as co-syndication agents and Wells Fargo Bank, National Association, as documentation agent and (iii) the Term Loan Credit Agreement, dated as of February 15, 2013, among the Company, as the borrower, the various financial institutions and other persons from time to time party thereto, as the lenders, Wells Fargo Bank, National Association, as the administrative agent, Deutsche Bank Securities, Inc. and Morgan Stanley Senior Funding, Inc., as co-syndication agents, Bank of America, N.A. as documentation agent, and Wells Fargo Securities, LLC, Deutsche Bank Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, in the case of each of (i) through (iii), as the same may be further amended, supplemented, refinanced, refunded, replaced or otherwise modified and in effect from time to time including any successor or replacement agreement whether by the same or any other agent, lender or group of lenders.

        "First Mortgage Indentures" means, collectively, (i) the First Mortgage and Deed of Trust, dated as of July 15, 2003, between International Transmission Company and BNY Midwest Trust Company (succeeded by The Bank of New York Trust Company, N.A.), as trustee, (ii) the First Mortgage Indenture, dated as of December 10, 2003, between Michigan Electric Transmission Company, LLC and JPMorgan Chase Bank (succeeded by The Bank of New York Trust Company, N.A.), as trustee, (iii) the First Mortgage and Deed of Trust, dated as of January 14, 2008, between ITC Midwest LLC and The Bank of New York Trust Company, N.A. (succeeded by The Bank of New York Mellon Trust Company, N.A.) as trustee, and (iv) any mortgage bond indenture or other document similar to (i) through (iii) above that secures indebtedness of any Subsidiary by creating Liens on the assets of such Subsidiary similar to those created by (i) through (iii) above, and in the case of each of (i) through (iv) above, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

        "Funded Indebtedness" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed which by their terms mature at, or are extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the incurrence of such indebtedness.

        "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance or other security arrangement of any kind or nature whatsoever on or with respect to such Property (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Net Tangible Assets" means the amount shown as total assets on our consolidated balance sheet prepared in accordance with generally accepted accounting principles on the date of such balance sheet, less the following: (i) intangible assets including, but without limitation, such items as goodwill, trademarks, tradenames, patents and unamortized debt discount and expense and other regulatory assets carried as an asset on the balance sheet; and (ii) appropriate adjustments, if any, on account of minority interests.

        "Outstanding," when used with respect to debt securities of any series, means, as of the date of determination, all such debt securities theretofore authenticated and delivered under the indenture, except:

          (a)   such debt securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b)   such debt securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than us) in trust or set aside and segregated in trust by us (if we shall act as our own Paying Agent) for the Holders of such debt securities; provided that, if such debt securities are to be redeemed, notice of such redemption has been duly given pursuant to the indenture or provision therefor satisfactory to the Trustee has been made;

          (c)   debt securities as to which defeasance or discharge has been effected pursuant to the indenture; and

          (d)   such debt securities in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the indenture, or which shall have been paid in accordance with the provisions of the indenture governing mutilated, destroyed, lost or stolen debt securities (except with respect to any such debt security as to which proof satisfactory to the Trustee is presented that such debt security is held by a Person in whose hands such debt security is our legal, valid and binding obligation).

        "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Property" of any Person means all such Person's (i) property and assets and (ii) rights to and interests in all property and assets.

        "Subsidiary" means any corporation, limited liability company or other business entity of which we own or control (either directly or through one or more other Subsidiaries) more than 50% of the issued share capital or other ownership interests, in each case having ordinary voting power to elect or appoint directors, managers or trustees of such corporation, limited liability company or other business entity (whether or not capital stock or other ownership interests or any other class or classes shall or might have voting power upon the occurrence of any contingency).

        "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof or any other Person, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any obligation or a specific payment of principal of or interest on any such obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation or the specific payment of principal of or interest on the obligation evidenced by such depository receipt.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

Book-Entry Securities

        The debt securities will be represented by one or more global debt securities in fully registered form without coupons (the "Global Securities") that will be deposited with and registered in the name of DTC or its nominee. Beneficial interests in the Global Securities will be exchanged for debt securities in certificated form only under the limited circumstances described under "Certificated

Securities." Each Global Security will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased the Global Securities. Each participant will then keep a record of its own clients. Unless it is exchanged in whole or in part for a certificated security, a Global Security may not be transferred. DTC, its nominees and their successors may, however, transfer a Global Security as a whole to one another, and these transfers are required to be recorded on our records or on a register to be maintained by the Trustee.

        Beneficial interests in a Global Security will be shown on, and transfers of beneficial interests in a Global Security will be made through, records maintained by DTC and its participants including through accounts maintained at Clearstream Banking, société anonyme, Luxembourg, commonly known as Clearstream, or the Euroclear System, commonly known as Euroclear. In this case, links will be established among DTC, Clearstream and Euroclear to facilitate the issuance of the Global Securities and cross-market transfers of the Global Securities associated with secondary market trading. DTC is linked indirectly to Clearstream and Euroclear through the depositary accounts of their respective U.S. depositaries.

        Portions of the following information concerning DTC and DTC's book-entry only system, have been obtained from sources, including DTC, that we believe to be reliable. We make no representation as to the accuracy of such information.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation "DTCC". DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The DTC Rules applicable to its Participants are on file with the SEC.

        Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC's records. The ownership interest of each actual purchaser of each security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.

        To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC's records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the indenture. Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

        Any redemption notices will be sent to DTC. If less than all of a series of global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Principal and interest payments, distributions and dividend payments, and redemption proceeds, if any, on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from the trustee or agent on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street-name," and will be the responsibility of such Participants and not of DTC, the trustee or agent for such debt securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest, distributions and dividend payments and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the appropriate trustee or agent and us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the debt securities are required to be printed and delivered. See "—Certificated Securities."

        We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), subject to the procedures of DTC. In that event, certificates representing the debt securities will be printed and delivered to DTC.

        The underwriters, dealers or agents of any of the debt securities may be Direct Participants of DTC.

Clearstream

        Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, known as Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in the accounts of Clearstream participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly. Distributions with respect to Global Securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

        Euroclear was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., known as the Euroclear operator. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.

        Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to Global Securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

        Initial settlement for the Global Securities will be made in same-day funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in same-day funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to the European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The European international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Global Securities in DTC, and making or receiving payment in accordance with normal procedures for settlement in DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositary.

        Because of time-zone differences, credits of Global Securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the Global Securities settled during this processing will be reported to the Clearstream or Euroclear participants on the same business day. Cash received in Clearstream or Euroclear as a result of sales of the Global Securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear are expected to follow these procedures in order to facilitate transfers of the Global Securities among participants of DTC, Clearstream and Euroclear, they will be under no obligation to perform or continue to perform these procedures and these procedures may be changed or discontinued at any time.

Certificated Securities

        If DTC is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, and after the occurrence and during the continuance of an Event of Default, owners of beneficial interest in a Global Security with a principal amount aggregating not less than a majority of the outstanding principal amount of the Global Security advise the Trustee, the Company and DTC through agent members in writing that the continuation of a book-entry system is no longer in their best interests, then we will issue certificated debt securities in fully registered form ("Certificated Securities") in exchange for the Global Securities representing the debt securities. In addition, we may at any time and in our sole discretion determine not to have any debt securities in registered form represented by one or more Global Securities and, in such event, will issue Certificated Securities in exchange for the Global Securities representing the debt securities. In any such instance, an owner of a beneficial interest in the Global Securities will be entitled to physical delivery of Certificated Securities represented by the Global Securities equal in principal amount to such beneficial interest and to have such Certificated Securities registered in its name.

        Neither we nor the Trustee will be liable for any delay by the Global Security holder or DTC in identifying the beneficial owners of the debt securities and we, the Trustee, any Paying Agent and the Registrar of the debt securities may conclusively rely on, and will be protected in relying on, instructions from the Global Security holder or DTC for all purposes.

 PLAN OF DISTRIBUTION

        We may sell securities from time to time in any of the following ways:

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  through underwriters or dealers;

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  directly to a limited number of purchasers or to a single purchaser; or

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  through agents.

        The prospectus supplement will set forth the terms of the offering of such securities, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of such securities underwritten or purchased by each of them; and

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  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may affect the distribution of the securities from time to time in one or more transactions either:

  •
  at a fixed price or at prices that may be changed;

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  at market prices prevailing at the time of the sale;

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  at prices relating to such prevailing market prices;

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  at varying prices determined at the time of sale; or

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  at negotiated prices.

        Transactions through dealers may include block trades in which dealers will attempt to sell the securities as agent but may position and resell the block as principal to facilitate the transaction. The securities may be sold through dealers or agents or to dealers acting as market makers.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option, if any).

        We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be "underwriters" as defined in Section 2(a)(11) of the Securities Act. Any commissions paid or any discounts, commissions or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in the applicable prospectus supplement.

        The securities may be sold on any national securities exchange on which the securities may be listed at the time of sale, in the over-the-counter market or in transactions other than on such exchanges or in the over-the-counter market or in transactions that include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchanges.

        We may enter into derivative transactions or forward sale agreements on securities with third parties. In such event, we may pledge the securities underlying such transactions to the counterparties under such agreements, to secure our delivery obligations. The counterparties or third parties may borrow securities from us or third parties and sell such securities in a public offering. This prospectus may be delivered in conjunction with such sales. Upon settlement of such transactions, we may deliver securities to the counterparties that, in turn, the counterparties may deliver to us or third parties, as the case may be, to close out the open borrowings of securities. The counterparty in such transactions will be an underwriter and will be identified in the applicable prospectus supplement.

        Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate activities that may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

        Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. The specific terms of the lock-up provisions in respect of any given offering will be described in the prospectus supplement.

LEGAL MATTERS

        Dykema Gossett PLLC will pass upon the validity of the issuance of our common stock and as to certain matters of Michigan law. Simpson Thacher & Bartlett LLP, New York, New York, will pass upon the validity of the issuance of our debt securities and certain other matters. In addition, Stuntz, Davis & Staffier, P.C., Washington, D.C. is advising us on matters relating to the FERC. Simpson Thacher & Bartlett LLP is relying upon the opinion of Dykema Gossett PLLC as to certain matters of Michigan law.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission's website at http://www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed on the NYSE. You may inspect reports and other information concerning us at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act are available to the public through the Commission's Internet site at http://www.sec.gov and free of charge through our website at http://www.itc-holdings.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website, however, is not and should not be deemed a part of this prospectus.

        We have filed with the Commission a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented in the registration statement and its exhibits and schedules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the Commission are only summaries of the terms of those documents that we consider material. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The Commission allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the Commission prior to the date of this prospectus, while information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents (other than any portion of such document that is furnished rather than filed) listed below and any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the registration statement, of which this prospectus is a part, has been terminated:

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  our annual report on Form 10-K for the year ended December 31, 2012;

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  our current reports on Form 8-K filed on January 23, 2013, January 31, 2013, February 15, 2013, February 19, 2013, March 11, 2013, April 8, 2013, April 12, 2013, April 16, 2013 and April 18, 2013; and

  •
  the description of our common stock contained in our registration statement on Form 8-A (File No. 001-32576) filed on July 20, 2005.

        We will provide to each person, including a beneficial owner, to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus. You may request a copy of these filings at no cost, by writing or calling us at:

ITC Holdings Corp.
27175 Energy Way
Novi, Michigan 48377
Attention: General Counsel
Tel: (248) 946-3000

        You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the Commission.

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ITC Holdings Corp.

Joint Book-Running Managers

Barclays
Credit Suisse
J.P. Morgan
Morgan Stanley
Deutsche Bank Securities
Wells Fargo Securities

Co-Manager

Comerica Securities